Exhibit 99.1

HALOZYME REPORTS FIRST QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Revenue Increased 21% YOY to $196 million; Net Income of $77 million; Adjusted EBITDA of $116 million; GAAP Diluted EPS of $0.60 and Non-GAAP Diluted EPS of $0.791

Royalty Revenue Increased 21% YOY to $121 million

Reiterating 2024 Financial Guidance: Total Revenue of $915 - $985 million, Representing YOY Growth of 10% - 19%, Adjusted EBITDA of $535 - $585 million, Representing YOY Growth of 26% - 37% and Non-GAAP Diluted EPS of $3.55 - $3.90, Representing YOY Growth of 28% - 41%

Announced New $750 million Share Repurchase Program

SAN DIEGO, May 7, 2024 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today reported its financial and operating results for the first quarter ended March 31, 2024, and provided an update on its recent corporate activities and outlook.

“We are pleased to report another quarter of double-digit revenue and earnings growth, which keeps us on track to meet our financial guidance for the full year. We entered the new year with continued strong advancement of our ENHANZE partner products and pipeline. Our partnership with argenx represents a significant growth opportunity following the approval for VYVDURA, efgartigimod co-formulated with ENHANZE, for generalized myasthenia gravis in Japan and with the potential U.S. approval for VYVGART Hytrulo for CIDP in June 2024. Following European approval of Roche’s Tecentriq SC, we look forward to potential U.S. approval for Tecentriq SC in September 2024. Roche has also received a recommendation for approval of ocrelizumab SC by the European Medicines Agency’s Committee for Medicinal Products for Human Use, with final approval expected mid-year and a potential U.S. approval in September 2024. Continuing our strong Wave 3 progress, BMS recently announced a U.S. Prescription Drug User Fee Act goal date of February 28, 2025 for nivolumab SC,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “Our leading innovations are the driver of our robust portfolio and patent estate that is resulting in new revenue opportunities and durable revenue and EBITDA growth.”

Recent Partner Highlights:
•In May 2024, Bristol Myers Squibb announced that the U.S. Food and Drug Administration (“FDA”) accepted its Biologics License Application for the subcutaneous formulation of Opdivo® (nivolumab) co-formulated with ENHANZE®, resulting in a $15.0 million milestone payment. The FDA assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of February 28, 2025.
•In April 2024, Roche announced that European Medicines Agency’s Committee for Medicinal Products for Human Use has recommended the approval of Ocrevus® (ocrelizumab)

subcutaneous (“SC”) for its multiple sclerosis indications. A final decision on its approval from the European Commission (“EC”) is expected mid-2024.
•In April 2024, Roche announced that the FDA has accepted the submission of ocrelizumab SC with potential approval in September 2024.
•In March 2024, ViiV initiated a Phase 1 study of VH4524184 with ENHANZE® to evaluate the safety, tolerability, and pharmacokinetics in healthy adults.
•In the first quarter of 2024, argenx initiated two registrational studies evaluating efgartigimod with ENHANZE® administered by pre-filled syringe in subjects with thyroid eye disease.
•In February 2024, argenx announced that the FDA has accepted for priority review a supplemental Biologics License Application (“sBLA”) for VYVGART® Hytrulo (efgartigimod alfa and hyaluronidase-qvfc) for the treatment of chronic inflammatory demyelinating polyneuropathy (“CIDP”). The application has been granted a PDUFA action date of June 21, 2024.
•In February 2024, Takeda submitted a New Drug Application in Japan seeking approval for TAK-771, subcutaneous 10% human immunoglobulin with ENHANZE®, for treatment of primary immunodeficiency.
•In January 2024, Janssen announced submission of a sBLA to the FDA seeking approval of a new indication for DARZALEX FASPRO® in combination with bortezomib, lenalidomide and dexamethasone for induction and consolidation treatment and with lenalidomide for maintenance treatment of adult patients who are newly diagnosed with multiple myeloma and are eligible for autologous stem cell transplant.
•In January 2024, Roche received European Commission marketing authorization for Tecentriq® subcutaneous for all approved indications of Tecentriq® IV for multiple cancer types.
•In January 2024, Takeda received FDA approval for HYQVIA® for the treatment of CIDP as maintenance therapy to prevent the relapse of neuromuscular disability and impairment in adults.
•In January 2024, Takeda received EC approval for HYQVIA® for the treatment of CIDP as maintenance therapy in patients of all ages after stabilization with intravenous immunoglobulin therapy.
•In January 2024, argenx received regulatory approval in Japan for VYVDURA® (efgartigimod alfa and hyaluronidase-qvfc) co-formulated with ENHANZE® for the treatment of adult patients with generalized myasthenia gravis including options for self-administration, and in April 2024, VYVDURA® was made available to patients resulting in $14.0 million total milestone payments.

Recent Corporate Highlights:
•In February 2024, the Company announced its third share repurchase program to repurchase up to $750 million of its outstanding common stock.

First Quarter 2024 Financial Highlights:
•Revenue was $195.9 million compared to $162.1 million in the first quarter of 2023. The 21% year-over-year increase was primarily driven by royalty revenue growth and an increase in milestone revenue. Revenue for the quarter included $120.6 million in royalties, an increase of 21% compared to $99.6 million in the prior year period, primarily attributable to increases in revenue of subcutaneous DARZALEX® (daratumumab) and Phesgo®.
•Cost of sales was $28.3 million, compared to $35.2 million in the first quarter of 2023. The decrease was primarily driven by lower bulk rHuPH20 sales, partially offset by higher proprietary product sales.

•Amortization of intangibles expense remained flat at $17.8 million compared to the first quarter of 2023.
•Research and development expense was $19.1 million, compared to $18.0 million in the first quarter of 2023. The increase was primarily due to planned investments in ENHANZE®.
•Selling, general and administrative expense was $35.1 million, compared to $37.4 million in the first quarter of 2023. The decrease was primarily due to reductions in commercial marketing expense, partially offset by increased compensation expense.
•Operating income was $95.5 million, compared to $53.8 million in the first quarter of 2023.
•Net Income was $76.8 million, compared to $39.6 million in the first quarter of 2023.
•EBITDA and Adjusted EBITDA were $115.7 million, compared to $74.3 million in the first quarter of 2023.1
•GAAP diluted earnings per share was $0.60, compared to $0.29 in the first quarter of 2023. Non-GAAP diluted earnings per share was $0.79, compared to $0.47 in the first quarter of 2023.1
•Cash, cash equivalents and marketable securities were $463.5 million on March 31, 2024, compared to $336.0 million on December 31, 2023. The increase was primarily a result of cash generated from operations.

Financial Outlook for 2024
The Company is reiterating its financial guidance for 2024, which was initially provided on January 17, 2024. For the full year 2024, the Company expects:

•Total revenue of $915 million to $985 million, representing growth of 10% to 19% over 2023 total revenue primarily driven by increases in royalty revenue, collaboration revenue and growth in product sales from XYOSTED®. Revenue from royalties of $500 million to $525 million, representing growth of 12% to 17% over 2023.
•Adjusted EBITDA of $535 million to $585 million, representing growth of 26% to 37% over 2023.
•Non-GAAP diluted earnings per share of $3.55 to $3.90, representing growth of 28% to 41% over 2023.1 The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2024 Financial Guidance

Guidance Range
Total Revenue	$915 to $985 million
Royalty Revenue	$500 to $525 million
Adjusted EBITDA	$535 to $585 million
Non-GAAP Diluted EPS	$3.55 to $3.90

Webcast and Conference Call
Halozyme will host its Quarterly Update Conference Call for the first quarter ended March 31, 2024 today, Tuesday, May 7, 2024 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed live with pre-registration via link: https://registrations.events/direct/Q4I871907. The call will also be webcast live through the “Investors” section of Halozyme’s corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit Halozyme.com.

About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of reducing treatment burden for patients. Having touched more than 800,000 patient lives in post-marketing use in seven commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.
Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technologies that are designed to provide commercial or functional advantages such as improved convenience, reliability and tolerability, and enhanced patient comfort and adherence. The Company has two commercial proprietary products, Hylenex® and XYOSTED®, partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceuticals and Idorsia Pharmaceuticals.
Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.
For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discounts, intangible asset amortization, inventory adjustments and certain adjustments to income tax expense. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding one-time items. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of the Company’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement
In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s financial performance (including the Company’s financial outlook for 2024) and expectations for future growth, profitability, total revenue, royalty revenue, revenue durability, EBITDA, Adjusted EBITDA, non-GAAP diluted earnings-per-share and potential share repurchase under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company’s business may include potential growth and receipt of royalty and milestone payments driven by our partners’ development and commercialization efforts, potential new clinical trial study starts and clinical data, regulatory submissions and product launches, the size and growth prospects of our partners’ drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review, PDUFA action dates and potential approvals of new partnered or proprietary products. These forward-looking statements are typically, but not always, identified through use of the words “expect,” “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update forward-looking statements to reflect events after the date of this release.
Contacts:
Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@halozyme.com

Samantha Gaspar
Teneo
212-886-9356
samantha.gaspar@teneo.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

Halozyme Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues
Royalties	$120,593	$99,640
Product sales, net	58,583	60,794
Revenues under collaborative agreements	16,703	1,709
Total revenues	195,879	162,143
Operating expenses
Cost of sales	28,329	35,170
Amortization of intangibles	17,763	17,835
Research and development	19,111	17,979
Selling, general and administrative	35,134	37,357
Total operating expenses	100,337	108,341
Operating income	95,542	53,802
Other income (expense)
Investment and other income, net	4,993	2,979
Interest expense	(4,507)	(4,543)
Net income before income taxes	96,028	52,238
Income tax expense	19,205	12,623
Net income	$76,823	$39,615

Earnings per share
Basic	$0.61	$0.29
Diluted	$0.60	$0.29

Weighted average common shares outstanding
Basic	126,941	135,027
Diluted	128,887	137,900

Halozyme Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$164,627	$118,370
Marketable securities, available-for-sale	298,824	217,630
Accounts receivable, net and contract assets	195,902	234,210
Inventories, net	168,541	127,601
Prepaid expenses and other current assets	45,690	48,613
Total current assets	873,584	746,424
Property and equipment, net	78,071	74,944
Prepaid expenses and other assets	17,319	17,816
Goodwill	416,821	416,821
Intangible assets, net	455,116	472,879
Deferred tax assets, net	616	4,386
Total assets	$1,841,527	$1,733,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,325	$11,816
Accrued expenses	118,314	100,678
Total current liabilities	131,639	112,494
Long-term debt, net	1,500,879	1,499,248
Other long-term liabilities	31,201	37,720
Total liabilities	1,663,719	1,649,462

Stockholders’ equity
Common stock	127	127
Additional paid-in capital	11,794	2,409
Accumulated other comprehensive loss	(1,486)	(9,278)
Retained earnings	167,373	90,550
Total stockholders’ equity	177,808	83,808
Total liabilities and stockholders’ equity	$1,841,527	$1,733,270

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
GAAP Net Income	$76,823	$39,615
Adjustments
Investment and other income, net	(4,993)	(2,979)
Interest expense	4,507	4,543
Income tax expense	19,205	12,623
Depreciation and amortization	20,206	20,457
EBITDA	115,748	74,259
Adjustments	—	—
Adjusted EBITDA	$115,748	$74,259

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
GAAP Diluted EPS	$0.60	$0.29
Adjustments
Share-based compensation	0.08	0.06
Amortization of debt discount	0.01	0.01
Amortization of intangible assets	0.14	0.13
Amortization of inventory step-up at fair value(1)	—	0.01
Income tax effect of above adjustments(2)	(0.04)	(0.03)
Non-GAAP Diluted EPS	$0.79	$0.47

GAAP & Non-GAAP Diluted Shares	128,887	137,900
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amounts relate to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(2)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.